                                                                    EXHIBIT 99.4

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements reflect the pro forma consolidated results of operation of Health Fitness Corporation ("Health Fitness") for the year ended December 31, 2002, and nine months ended September 30, 2003 with those of the Health & Fitness Services Business (the "Health & Fitness Business"), a division of Johnson & Johnson Health Care Systems Inc. ("JJHCS") for the year ended December 29, 2002, and nine months ended September 28, 2003, after giving effect to the Asset Purchase Agreement between Health Fitness and JJHCS, dated as of August 25, 2003, under the assumptions set forth in the accompanying notes. The unaudited pro forma combined balance sheet combines the September 30, 2003 unaudited historical consolidated balance sheet of Health Fitness with the September 28, 2003 unaudited historical balance sheet of the Health & Fitness Business after giving effect to the Asset Purchase Agreement, under the assumptions set forth in the notes. The pro forma combined financial statements should be read in conjunction with the accompanying explanatory notes, the Asset Purchase Agreement, the historical financial statements and related notes of Health Fitness previously filed and the financial statements and related notes of the Health & Fitness Business appearing elsewhere in this Current Report on Form 8-K.

                                      F5-1

HEALTH FITNESS CORPORATION AND HEALTH & FITNESS SERVICES BUSINESS
PRO FORMA COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2003
(IN THOUSANDS)
(UNAUDITED)

                                                              Health       Health &
                                                             Fitness       Fitness         Pro Forma           Pro Forma
                                                           Corporation     Services       Adjustments          Combined
                                                           -------------------------------------------------------------
ASSETS

CURRENT ASSETS
   Cash                                                     $     744       $     -                            $   744
   Trade and other accounts receivable, net                     3,600         2,327        (2,327)  (a)          3,600
   Inventory                                                                     40                                 40
   Prepaid expenses and other                                     207                                              207
   Deferred tax assets                                            732             -                                732
                                                            ----------------------------------------------------------
                  Total current assets                          5,283         2,367        (2,327)               5,323

PROPERTY & EQUIPMENT, net                                         225            34                                259
COMPUTER SOFTWARE, net                                                          850          (240)  (b)            610

OTHER ASSETS
   Cash held in escrow                                          5,250             -        (4,785)  (b)            465
   Goodwill                                                     5,309             -         2,686   (b)          7,995
   Customer contracts                                                                       1,810   (b)          1,810
   Trademark                                                        -             -           350   (b)            350
   Deferred tax assets                                          1,929             -                              1,929
   Other                                                          610             -          (515)  (b)             95
                                                            ----------------------------------------------------------
                                                            $  18,606       $ 3,251      $ (3,021)             $18,836
                                                            ==========================================================

LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Trade accounts payable                                  $     289       $   300      $   (300)  (a)        $   519
                                                                                              230   (b)

    Accrued salaries, wages and payroll taxes                   1,606           706          (706)  (a)          1,606
    Other accrued liabilities                                     294             -                                294
    Accrued self funded insurance                                 262             -                                262
    Deferred revenue                                            1,229             -                              1,229
                                                            ----------------------------------------------------------
                  Total current liabilities                     3,680         1,006          (776)               3,910

LONG-TERM OBLIGATIONS                                           5,250             -          (784)  (c)          3,818
                                                                                             (648)  (c)

COMMITMENTS & CONTINGENCIES                                         -             -                                  -

PREFERRED STOCK                                                     -             -           784   (c)          1,440
                                                                                              656   (d)

STOCKHOLDERS' EQUITY
    Common stock                                                  123             -                                123
    Additional paid-in capital                                 17,021             -           648   (c)         17,669
    Accumulated (deficit) / division equity                    (7,468)        2,245        (2,245)  (a)         (8,124)
                                                                                             (656)  (d)
                                                            ----------------------------------------------------------
                                                                9,676         2,245        (2,253)               9,668
                                                            ----------------------------------------------------------
                                                            $  18,606       $ 3,251      $ (3,021)             $18,836
                                                            ==========================================================

                                      F5-2

HEALTH FITNESS CORPORATION AND HEALTH & FITNESS SERVICES BUSINESS
PRO FORMA COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2003
(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

                                                              Health       Health &
                                                             Fitness       Fitness         Pro Forma           Pro Forma
                                                           Corporation     Services       Adjustments          Combined
                                                           -------------------------------------------------------------
REVENUE                                                    $  22,696      $ 18,560                             41,256
COSTS OF REVENUE                                              17,995        14,434                             32,429
                                                           ----------------------------------------------------------
GROSS PROFIT                                                   4,701         4,126                              8,827

OPERATING EXPENSES
   Salaries                                                    2,407         1,934                              4,341
   Selling, general and administrative                         1,224           589              9  (e)          2,467
                                                                                              (60) (f)
                                                                                              652  (g)
                                                                                               53  (h)
   Support costs                                                             2,520                              2,520
                                                           ----------------------------------------------------------
                  Total operating expenses                     3,631         5,043            654               9,328
                                                           ----------------------------------------------------------

OPERATING INCOME (LOSS)                                        1,070          (917)          (654)               (501)

OTHER INCOME (EXPENSE)
   Interest expense                                              (83)                        (333)  (i)          (416)
   Other, net                                                    (35)                                             (35)
                                                           ----------------------------------------------------------

EARNINGS (LOSS) BEFORE INCOME TAXES                              952          (917)          (987)               (952)
INCOME TAX EXPENSE (BENEFIT)                                     379                         (761)  (j)          (382)
                                                           ----------------------------------------------------------

NET EARNINGS (LOSS)                                              573          (917)          (226)               (570)

    Dividend to preferred shareholders                                                         45   (c)            45
                                                           ----------------------------------------------------------

NET EARNINGS (LOSS) TO COMMON
SHAREHOLDERS
                                                            $    573      $   (917)       $  (271)           $   (615)
                                                           ==========================================================

NET EARNINGS (LOSS) PER SHARE
    Basic                                                   $   0.05                                         $  (0.05)
    Diluted                                                 $   0.05                                (k)      $  (0.05)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
    Basic                                                     12,324                                           12,324
    Diluted                                                   12,542                                           12,324

                                      F5-3

HEALTH FITNESS CORPORATION AND HEALTH & FITNESS SERVICES BUSINESS
PRO FORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2002
(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

                                                              Health       Health &
                                                             Fitness       Fitness         Pro Forma           Pro Forma
                                                           Corporation     Services       Adjustments          Combined
                                                           -------------------------------------------------------------
REVENUE                                                      $  27,865       23,224                             51,089
COSTS OF REVENUE                                                21,939       17,390                             39,329
                                                             ---------------------------------------------------------
GROSS PROFIT                                                     5,926        5,834                             11,760

OPERATING EXPENSES
  Salaries                                                       2,866        2,207                              5,073
  Selling, general and administrative                            1,751        1,375           11  (e)            3,996
                                                                                             (80) (f)
                                                                                             869  (g)
                                                                                              70  (h)
  Support costs                                                               3,414                              3,414
  Restructuring costs                                                           513                                513
                                                             ---------------------------------------------------------
                  Total operating expenses                       4,617        7,509          870                12,996
                                                             ---------------------------------------------------------

OPERATING INCOME (LOSS)                                          1,309       (1,675)        (870)               (1,236)

OTHER INCOME (EXPENSE)
  Interest expense                                                (521)                      (33) (i)             (554)
  Other, net                                                         1          167                                168
                                                             ---------------------------------------------------------

 EARNINGS (LOSS) BEFORE INCOME TAXES                               789       (1,508)        (903)               (1,622)
 INCOME TAX EXPENSE (BENEFIT)                                   (2,212)                     (964) (j)           (3,176)
                                                             ---------------------------------------------------------

 NET EARNINGS (LOSS)                                             3,001       (1,508)          61                 1,554

  Deemed dividend to preferred shareholders                                                  656  (d)              656
  Dividend to preferred shareholders                                                          60  (c)               60
                                                             ---------------------------------------------------------

NET EARNINGS (LOSS) TO COMMON SHAREHOLDERS                   $   3,001     $ (1,508)      $ (655)              $   838
                                                             =========================================================

 NET EARNINGS PER SHARE
  Basic                                                       $   0.24                                         $  0.07
  Diluted                                                     $   0.24                            (k)          $  0.06

 WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
  Basic                                                         12,284                                          12,284
  Diluted                                                       12,428                                          15,335

                                      F5-4

HEALTH FITNESS CORPORATION AND HEALTH & FITNESS SERVICES BUSINESS
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
UNAUDITED)

NOTE A - BASIS OF PRESENTATION

     On December 8, 2003 (the "Effective Date"), Health Fitness Corporation
     (HFC) completed its purchase of the business assets of the Health & Fitness Services Business (HFSB) of Johnson & Johnson Health Care Systems Inc. for approximately $4,785,000 in cash (subject to upward adjustment based upon future assigned customer contracts) (the "Transaction"). Assets purchased consist primarily of customer contracts, proprietary wellness, lifestyle and health promotion programs, software and other health and wellness services. As part of the Transaction, HFC entered into a 3-year management agreement whereby HFC will manage more than 50 Johnson & Johnson affiliate fitness center sites, making the Johnson & Johnson family of companies HFC's largest client.

     The unaudited pro forma combined financial statements (Pro Forma Financial Statements) give effect to the asset purchase using the purchase method of accounting as of September 30, 2003 for the accompanying pro forma combined balance sheet, and as of the beginning of the periods presented for the accompanying pro forma combined statement of operations for the nine months ended September 30, 2003 and for the year ended December 31, 2002, respectively. These Pro Forma Financial Statements are presented for illustrative purposes only and should not be construed as indicative of either how the businesses would have performed had they in fact been combined during the periods covered in the Pro Forma Financial Statements or of the future financial results or prospects of the combined businesses.

     Certain expenses have been reclassified from HFSB's audited and unaudited income statements to conform to HFC's statement of operations presentation. Within the Pro Forma Combined Statement of Operations, support costs represents shared resource costs allocated to HFSB by Johnson & Johnson Health Care Systems Inc. and Johnson & Johnson, including costs for information management, human resources, facilities, finance and general management services. HFC does not anticipate incurring the same level of costs going forward. However, the Pro Forma Financial Statements are presented for illustrative purposes only and therefore are not necessarily indicative of operating results that may occur in the future. Therefore, we can give no assurance that we will not incur any such support costs, or that HFC's current or anticipated support structure will be adequate to meet the future needs of the combined business. In addition, restructuring costs represents employee separation costs incurred by HFSB to reorganize its business operations. HFC does not anticipate incurring such costs going forward. However, the Pro Forma Financial Statements are presented for illustrative purposes only and therefore are not necessarily indicative of operating results that may occur in the future. Therefore, we can give no assurance that we will not incur any such restructuring costs or that our results of operation will be similar to those presented in the Pro Forma Financial Statements.

     The Pro Forma Financial Statements should be read in conjunction with the Consolidated Financial Statements contained in HFC's Annual Report on form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, as well as the Financial Statements and related Notes of HFSB (both December 29, 2002 audited and September 28, 2003 unaudited) appearing elsewhere in this Current Report on Form 8-K.

NOTE B - PRO FORMA ADJUSTMENTS

(a) Represents the following assets, liabilities and division equity balances of HFSB not transferred to HFC:

Accounts receivable                                                  $2,327,000
Trade accounts payable                                                  300,000
Accrued salaries, wages and payroll taxes                               706,000
Division equity                                                       2,245,000

                                      F5-5

(b) The following purchase price allocation represents a preliminary estimate of the fair market value of the assets acquired from HFSB. This preliminary estimate of fair market value, which HFC expects to finalize in connection with the audit of its December 31, 2003 financial statements, was determined through an independent appraisal in accordance with Statement of Financial Accounting Standards No. 142:

PURCHASE PRICE
--------------
Cash price paid for assets                                                    $4,785,000
Acquisition costs incurred through September 30, 2003                            515,000
Additional acquisition costs accrued through December 31, 2003                   230,000
                                                                              ----------

                  Total purchase price                                        $5,530,000
                                                                              ----------

PURCHASE PRICE ALLOCATION
-------------------------
Inventory                                                                         40,000
Property and equipment                                                            34,000
Computer software                                                                610,000
Customer contracts                                                             1,810,000
Trademark                                                                        350,000
                                                                              ----------
Excess of cost over assets acquired                                           $2,686,000
                                                                              ==========

         Inventory acquired consists of desktop computers to be sold to prospective customers to deliver a proprietary health risk assessment software program.

         Property and equipment acquired consists of office furniture and equipment.

         Computer software acquired represents a proprietary software program developed by HFSB to deliver health risk assessment services via the Internet and desktop computers.

         Customer contracts represents the value of HFSB fitness center management contracts that were assigned to HFC.

         Trademark represents the value assigned to the trademark "Live for Life(R)" that was acquired from HFSB.

         Up to $465,000 of additional purchase price may be paid to Johnson & Johnson Health Care Systems Inc. as a result of additional customer contract assignments. This amount has not been reflected in the above pro forma adjustments.

(c) On August 25, 2003, HFC entered into a $3,000,000 Securities Purchase Agreement with Bayview Capital Partners LP ("Bayview") to provide HFC with acquisition financing and general working capital (the "Bayview Investment"). The Bayview Investment was structured at the closing on such financing as a bridge note (the "Bridge Note"), the proceeds of which HFC placed into escrow to fund a portion of the purchase price that was payable on the Effective Date.

         On the Effective Date, the $3,000,000 Bridge Note issued to Bayview was converted into a $2,000,000 term note (the "Term Note"), $1,000,000 in Series A Convertible Preferred Stock of HFC (the "Preferred Stock") and a warrant to purchase common stock of HFC (the "Warrant"). The Term Note will bear interest at 12% per year, payable monthly, and will mature on the fifth anniversary of the Effective Date.

         The Preferred Stock was issued to Bayview at a price of $1.00 per share, resulting in 1,000,000 shares issued on the Effective Date. The Preferred Stock has a stated dividend rate of 6% per year, computed on a simple interest basis, paid in kind in the form of additional shares of Preferred Stock using a price of $1.00 per share ("PIK Dividends"). At the option of the holder, the Preferred Stock, including any PIK Dividends, may be converted, at any time and from time to time, into common stock of HFC at a price of $0.50 per share. In addition, Bayview may require redemption of the Preferred Stock and PIK Dividends at a price of $1.00 per share upon a change of control or default (including default under the Term Note).

                                      F5-6

         The Warrant issued to Bayview on the Effective Date represents the right to purchase 1,210,320 shares of common stock, which represents 8% of HFC's common stock outstanding on a fully diluted basis at the Effective Date, excluding the common stock issuable to Bayview upon conversion of the Preferred Stock. The Warrant will be exercisable at any time for a period of ten years at an exercise price equal to $0.50 per share, and the shares obtainable upon exercise of the Warrant may be put to HFC at fair market value (net of the exercise price) upon a change of control or default.

         On the Effective Date, a warrant to purchase 100,000 shares of common stock was issued to Goldsmith, Agio, Helms Securities, Inc. for broker services provided to HFC in connection with the Transaction (the "Goldsmith Warrant"). The Goldsmith Warrant will be exercisable at any time for a period of five years at an exercise price equal to $0.50 per share.

         The investment proceeds received from Bayview were allocated based upon the relative fair value of each instrument, which resulted in the following allocation:

Value assigned to Preferred Stock                                             $  784,000
Value assigned to Warrants                                                       648,000
Value assigned to Term Note                                                    1,568,000

         The $432,000 difference between the $2,000,000 face value of the Term Note and its assigned relative fair value of $1,568,000 will be amortized as interest expense over the 5-year term of the Term Note. The foregoing values are determined in accordance with GAAP and neither reflect nor affect in any manner the arms-length agreements between Bayview and HFC as to such values, which may vary significantly from the above values.

(d) The fair value of HFC's common stock to be received upon conversion of the Preferred Stock was greater than the conversion price of the preferred stock on the commitment date, which resulted in a beneficial conversion feature. In accordance with Emerging Issues Task Force No 98-5 Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and Emerging Issues Task Force No 00-27 Application of Issue No 98-5 to Certain Convertible Instruments, HFC calculated a $656,000 beneficial conversion feature which has been recorded as a deemed dividend in the statement of operations during the year ended December 31, 2002.

(e) Additional depreciation over three years relating to $34,000 of acquired property and equipment.

(f) Depreciation deduction over three years relating to a $240,000 decrease in fair value assigned to computer software.

(g) Additional amortization over twenty-five months (average remaining contract life) relating to $1,810,000 fair value assigned to acquired customer contracts.

(h) Additional amortization over five years relating to $350,000 fair value assigned to an acquired trademark.

(i) Additional interest expense due to debt secured to finance the acquisition. As of September 30, 2003, the pro forma balance sheet includes approximately $2,250,000 of long-term obligations with a bank that carries a variable interest rate tied to prime. If HFC's current rate were to increase by .125%, HFC would expect to pay approximately $2,800 in additional interest for a year.

(j) Additional tax expense (benefit) related to the sum of the loss before income taxes for HFSB and pro form adjustments. The tax rate used is the Federal statutory rate of 34% plus a provision for state and other income taxes at a rate of 6%

(k) Diluted earnings (loss) per share on a pro forma combined basis is determined using net earnings (loss) to common shareholders plus the dividend to preferred shareholders, which assumes that the preferred shareholders have converted their investment to common stock.

         The following table represents the computation of earnings per share reflecting the assumption that the granted shares under HFC's option and warrant plans, in addition to equity sold to new investors, which would be dilutive, will be exercised.

                                      F5-7

                                                                      Nine Months Ended September 30, 2003
                                                                      ------------------------------------
                                                                        Health                     Pro
                                                                        Fitness                   Forma
`                                                                        Corp                    Combined
                                                                       --------                 ----------
Net earnings (loss) to common shareholders - basic                     $    573                 $  (615)

Add: dividend to preferred shareholder                                        -                      45
                                                                       --------                 -------
Net earnings (loss) - diluted                                          $    573                 $  (570)
                                                                       ========                 =======

Weighted average common shares outstanding                               12,324                  12,324

Common share equivalents relating to stock options and
warrants                                                                    218                       -
Common share equivalents related to new investors                             -                       -
                                                                       --------                 -------
Adjusted common and common equivalent shares for diluted
computation                                                              12,542                  12,324
                                                                       ========                 =======
Net Earnings Per Share:

    Basic                                                               $  0.05                $  (0.05)
    Diluted                                                             $  0.05                $  (0.05)

                                                                       Twelve Months Ended December 31, 2002
                                                                       -------------------------------------
                                                                           Health                     Pro
                                                                           Fitness                   Forma
                                                                            Corp                    Combined
                                                                       --------------               --------
Net earnings to common shareholders - basic                            $        3,001               $    838

Add: dividend to preferred shareholder                                              -                     60
                                                                       --------------               --------

Net earnings - diluted                                                 $        3,001               $    898
                                                                       ==============               ========

Weighted average common shares outstanding                                     12,284                 12,284

Common share equivalents relating to stock options and
warrants                                                                          144                    144
Common share equivalents related to new investors                                   -                  2,907
                                                                       --------------               --------

Adjusted common and common equivalent shares for diluted
computation                                                                    12,428                 15,335
                                                                       ==============               ========

Net Earnings Per Share:
    Basic                                                              $         0.24               $   0.07
    Diluted                                                            $         0.24               $   0.06

                                      F5-8